EXHIBIT 10.2

ASSIGNMENT OF RENTS AND LEASES

Document Number	Title of Document

Recording Area

This document was prepared by, and after recording, return to:
James M. Teper, Esq.
Patzik, Frank & Samotny Ltd.
150 South Wacker Drive
Suite 1500
Chicago, Illinois 60606

See Exhibit A
Parcel Identification Number (PIN)

LIFEWAY WISCONSIN, INC.

(Assignor)

to

THE PRIVATEBANK AND TRUST COMPANY

(Assignee)

	Dated:	As of September 4, 2013
	Address:	2101 Delafield Street, Waukesha, Wisconsin 53188
	County:	Waukesha

ASSIGNMENT OF RENTS AND LEASES

This ASSIGNMENT OF RENTS AND LEASES dated as of the 4th day of September, 2013 (the “Assignment”), is executed by LIFEWAY WISCONSIN, INC., an Illinois corporation (the “Assignor”), whose address is 6431 West Oakton Street, Morton Grove, Illinois 60053, to and for the benefit of THE PRIVATEBANK AND TRUST COMPANY, its successors and assigns (the “Assignee”), whose address is 120 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

A.           The Assignee has agreed to loan to the Assignor, Fresh Made, Inc., a Pennsylvania corporation, Lifeway Foods, Inc., an Illinois corporation, Helios Nutrition Limited, a Minnesota corporation, Pride of Main Street Dairy, LLC, a Minnesota limited liability company, and Starfruit, LLC, an Illinois limited liability company (collectively, the “Borrowers”), in the maximum principal amount of Seventeen Million Six Hundred Thousand and No/100 Dollars ($17,600,000.00) (the “Loan”), as evidenced by (i) that certain Promissory Note in the original principal amount of $5,000,000.00, dated of even date herewith (as the same may be amended, modified, replaced or restated from time to time, “Note 1”), executed by the Borrowers and made payable to the order of the Assignee, (ii) that certain Term Note in the original principal amount of $7,600,000.00, dated as of February 6, 2009 (as the same may be amended, modified, replaced or restated from time to time, “Note 2”), executed by the Borrowers and made payable to the order of the Assignee, and (iii) that certain Revolving Note in the original principal amount of $5,000,000.00, dated as of February 6, 2009 (as the same may be amended, modified, replaced or restated from time to time, “Note 3”) executed by the Borrowers and payable to the order of the Assignee.  Note 1, Note 2 and Note 3 are hereinafter collectively referred to as the “Note”.

B.           A condition precedent to the Assignee’s making a new loan to the Borrowers, as evidenced by Note 1, is the execution and delivery by the Assignor of this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

A G R E E M E N T S:

1. Definitions.  All capitalized terms which are not defined herein shall have the meanings ascribed thereto in that certain Mortgage, Security Agreement, Assignment of Rents and Leases And Fixture Filing dated as of even date herewith, executed by the Assignor to and for the benefit of the Assignee (the “Mortgage”).

2. Grant of Security Interest.  The Assignor hereby grants, transfers, sets over and assigns to the Assignee, all of the right, title and interest of the Assignor in and to (i) all of the rents, revenues, issues, profits, proceeds, receipts, income, accounts and other receivables arising out of or from the land legally described in Exhibit “A” attached hereto and made a part hereof and all buildings and other improvements located thereon (said land and improvements being hereinafter referred to collectively as the “Premises”), including, without limitation, lease termination fees, purchase option fees and other fees and expenses payable under any lease; (ii) all leases and subleases (each, a “Lease”, and collectively, the “Leases”), now or hereafter existing, of all or any part of the Premises together with all guaranties of any of such Leases and all security deposits delivered by tenants thereunder, whether in cash or letter of credit; (iii) all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to termination fees and compensation with respect to rejected Leases pursuant to Section 365(a) of the Federal Bankruptcy Code or any replacement Section thereof; and (iv) all tenant improvements and fixtures located on the Premises.  This Assignment is an absolute transfer and assignment of the foregoing interests to the Assignee given to secure:

(a) the payment by the Borrowers when due of (i) the indebtedness evidenced by the Note and any and all renewals, extensions, replacements, amendments, modifications and refinancings thereof; (ii) any and all other indebtedness and obligations that may be due and owing to the Assignee by the Borrowers under or with respect to the Loan Documents (as defined in the Note); and (iii) all costs and expenses paid or incurred by the Assignee in enforcing its rights hereunder, including without limitation, court costs and reasonable attorneys’ fees; and

(b) the observance and performance by the Borrowers of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers or any other obligor to or benefiting the Assignee which are evidenced or secured by or otherwise provided in the Note, this Assignment or any of the other Loan Documents, together with all amendments and modifications thereof.

3. Representations and Warranties of the Assignor.  The Assignor represents and warrants to the Assignee that:

(a) this Assignment, as executed by the Assignor, constitutes the legal and binding obligation of the Assignor enforceable in accordance with its terms and provisions;

(b) the Assignor is the lessor under all Leases;

(c) there is no other existing assignment of the Assignor’s entire or any part of its interest in or to any of the Leases, or any of the rents, issues, income or profits assigned hereunder, nor has the Assignor entered into any agreement to subordinate any of the Leases or the Assignor’s right to receive any of the rents, issues, income or profits assigned hereunder;

(d) the Assignor has not executed any instrument or performed any act which may prevent the Assignee from operating under any of the terms and provisions hereof or which would limit the Assignee in such operation; and

(e) there are no defaults by the landlord and, to the Assignee’s knowledge, there are no material defaults by tenants under any Leases.

4. Covenants of the Assignor.  The Assignor covenants and agrees that so long as this Assignment shall be in effect:

(a) the Assignor shall not lease any portion of the Premises unless the Assignor obtains the Assignee’s prior written consent to all aspects of such lease;

(b) the Assignor shall observe and perform all of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the lessor thereunder, and the Assignor shall not do or suffer to be done anything to impair the security thereof.  The Assignor shall not (i) release the liability of any tenant under any Lease, (ii) consent to any tenant’s withholding of rent or making monetary advances and off-setting the same against future rentals, (iii) consent to any tenant’s claim of a total or partial eviction, (iv) consent to a tenant termination or cancellation of any Lease, except as specifically provided therein, or (v) enter into any oral leases with respect to all or any portion of the Premises;

(c) the Assignor shall not collect any of the rents, issues, income or profits assigned hereunder more than thirty (30) days in advance of the time when the same shall become due, except for security or similar deposits;

(d) the Assignor shall not make any other assignment of its entire or any part of its interest in or to any or all Leases, or any or all rents, issues, income or profits assigned hereunder, except as specifically permitted by the Loan Documents;

(e) the Assignor shall not modify the terms and provisions of any Lease, nor shall the Assignor give any consent (including, but not limited to, any consent to any assignment of, or subletting under, any Lease, except as expressly permitted thereby) or approval, required or permitted by such terms and provisions or cancel or terminate any Lease, without the Assignee’s prior written consent; provided, however, that the Assignor may cancel or terminate any Lease as a result of a material default by the tenant thereunder and failure of such tenant to cure the default within the applicable time periods set forth in the Lease;

(f) the Assignor shall not accept a surrender of any Lease or convey or transfer, or suffer or permit a conveyance or transfer, of the premises demised under any Lease or of any interest in any Lease so as to effect, directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of, any tenant thereunder; any termination fees payable under a Lease for the early termination or surrender thereof shall be paid jointly to the Assignor and the Assignee;

(g) the Assignor shall not alter, modify or change the terms of any guaranty of any Lease, or cancel or terminate any such guaranty or do or permit to be done anything which would terminate any such guaranty as a matter of law;

(h) the Assignor shall not waive or excuse the obligation to pay rent under any Lease;

(i) the Assignor shall, at its sole cost and expense, appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Lease or the obligations, duties or liabilities of the lessor or any tenant or guarantor thereunder, and shall pay all costs and expenses of the Assignee, including court costs and reasonable attorneys’ fees, in any such action or proceeding in which the Assignee may appear;

(j) the Assignor shall give prompt notice to the Assignee of any notice of any default by the lessor under any Lease received from any tenant or guarantor thereunder;

(k) the Assignor shall enforce the observance and performance of each covenant, term, condition and agreement contained in each Lease to be observed and performed by the tenants and guarantors thereunder and shall immediately notify the Assignee of any material breach by the tenant or guarantor under any such Lease;

(l) the Assignor shall not permit any of the Leases to become subordinate to any lien or liens other than liens securing the indebtedness secured hereby or liens for general real estate taxes not delinquent;

(m) the Assignor shall not execute hereafter any Lease unless there shall be included therein a provision providing that the tenant thereunder acknowledges that such Lease has been assigned pursuant to this Assignment and agrees not to look to the Assignee as mortgagee, mortgagee in possession or successor in title to the Premises for accountability for any security deposit required by lessor under such Lease unless such sums have actually been received in cash by the Assignee as security for tenant’s performance under such Lease; and

(n) If any tenant under any Lease is or becomes the subject of any proceeding under the Federal Bankruptcy Code, as amended from time to time, or any other federal, state or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Assignor covenants and agrees that if any such Lease is so terminated or rejected, no settlement for damages shall be made without the prior written consent of the Assignee, and any check in payment of damages for termination or rejection of any such Lease will be made payable both to the Assignor and the Assignee.  The Assignor hereby assigns any such payment to the Assignee and further covenants and agrees that upon the request of the Assignee, it will duly endorse to the order of the Assignee any such check, the proceeds of which shall be applied in accordance with the provisions of Section 8 below.

5. Rights Prior to Default.  Unless or until an Event of Default (as defined in Section 6) shall occur, the Assignor shall have the right to collect, at the time (but in no event more than thirty (30) days in advance) provided for the payment thereof, all rents, issues, income and profits assigned hereunder, and to retain, use and enjoy the same.  Upon the occurrence of an Event of Default, the Assignor’s right to collect such rents, issues, income and profits shall immediately terminate without further notice thereof to the Assignor.  The Assignee shall have the right to notify the tenants under the Leases of the existence of this Assignment at any time.

6. Events of Default.  An “Event of Default” shall occur under this Assignment upon the occurrence of (a) a breach by the Assignor of any of the covenants, agreements, representations, warranties or other provisions hereof which is not cured or waived within the applicable grace or cure period, if any, set forth in the Mortgage, or (b) any other Event of Default described in the Note, the Mortgage or any of the other Loan Documents.

7. Rights and Remedies Upon Default.  At any time upon or following the occurrence of any Event of Default, the Assignee, at its option, may exercise any one or more of the following rights and remedies without any obligation to do so, without in any way waiving such Event of Default, without further notice or demand on the Assignor, without regard to the adequacy of the security for the obligations secured hereby, without releasing the Assignor or any guarantor of the Note from any obligation, and with or without bringing any action or proceeding to foreclose the Mortgage or any other lien or security interest granted by the Loan Documents:

(a) Declare the unpaid balance of the principal sum of the Note, together with all accrued and unpaid interest thereon, immediately due and payable;

(b) Enter upon and take possession of the Premises, either in person or by agent or by a receiver appointed by a court, and have, hold, manage, lease and operate the same on such terms and for such period of time as the Assignee may deem necessary or proper, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee, to make, enforce, modify and accept the surrender of Leases, to obtain and evict tenants, to fix or modify rents, and to do any other act which the Assignee deems necessary or proper;

(c) Either with or without taking possession of the Premises, demand, sue for, settle, compromise, collect, and give acquittances for all rents, issues, income and profits of and from the Premises and pursue all remedies for enforcement of the Leases and all the lessor’s rights therein and thereunder.  This Assignment shall constitute an authorization and direction to the tenants under the Leases to pay all rents and other amounts payable under the Leases to the Assignee, without proof of default hereunder, upon receipt from the Assignee of written notice to thereafter pay all such rents and other amounts to the Assignee and to comply with any notice or demand by the Assignee for observance or performance of any of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the tenants thereunder, and the Assignor shall facilitate in all reasonable ways the Assignee’s collection of such rents, issues, income and profits, and upon request will execute written notices to the tenants under the Leases to thereafter pay all such rents and other amounts to the Assignee; and

(d) Make any payment or do any act required herein of the Assignor in such manner and to such extent as the Assignee may deem necessary, and any amount so paid by the Assignee shall become immediately due and payable by the Assignor with interest thereon until paid at the Default Rate and shall be secured by this Assignment.

8. Application of Proceeds.  All sums collected and received by the Assignee out of the rents, issues, income and profits of the Premises following the occurrence of any one or more Events of Default shall be applied in such order as the Assignee shall elect in its sole and absolute discretion, subject to the terms of the Mortgage.

9. Limitation of the Assignee’s Liability.  The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee’s failure to let the Premises or from any other act or omission of the Assignee in managing, operating or maintaining the Premises following the occurrence of an Event of Default.  The Assignee shall not be obligated to observe, perform or discharge, nor does the Assignee hereby undertake to observe, perform or discharge any covenant, term, condition or agreement contained in any Lease to be observed or performed by the lessor thereunder, or any obligation, duty or liability of the Assignor under or by reason of this Assignment.  The Assignor shall and does hereby agree to indemnify, defend (using counsel reasonably satisfactory to the Assignee) and hold the Assignee harmless from and against any and all liability, loss or damage which the Assignee may incur under any Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligation or undertaking on its part to observe or perform any of the covenants, terms, conditions and agreements contained in any Lease; provided, however, in no event shall the Assignor be liable for any liability, loss or damage which the Assignor incurs as a result of the Assignee’s gross negligence or willful misconduct.  Should the Assignee incur any such liability, loss or damage under any Lease or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall become immediately due and payable by the Assignor with interest thereon at the Default Rate and shall be secured by this Assignment.  This Assignment shall not operate to place responsibility upon the Assignee for the care, control, management or repair of the Premises or for the carrying out of any of the covenants, terms, conditions and agreements contained in any Lease, nor shall it operate to make the Assignee responsible or liable for any waste committed upon the Premises by any tenant, occupant or other party, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger.  Nothing set forth herein or in the Mortgage, and no exercise by the Assignee of any of the rights set forth herein or in the Mortgage shall constitute or be construed as constituting the Assignee a “mortgagee in possession” of the Premises, in the absence of the taking of actual possession of the Premises by the Assignee pursuant to the provisions hereof or of the Mortgage.

10. No Waiver.  Nothing contained in this Assignment and no act done or omitted to be done by the Assignee pursuant to the rights and powers granted to it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under any of the Loan Documents.  This Assignment is made and accepted without prejudice to any of the rights and remedies of the Assignee under the terms and provisions of such instruments, and the Assignee may exercise any of its rights and remedies under the terms and provisions of such instruments either prior to, simultaneously with, or subsequent to any action taken by it hereunder.  The Assignee may take or release any other security for the performance of the obligations secured hereby, may release any party primarily or secondarily liable therefor, and may apply any other security held by it for the satisfaction of the obligations secured hereby without prejudice to any of its rights and powers hereunder.

11. Further Assurances.  The Assignor shall execute or cause to be executed such additional instruments (including, but not limited to, general or specific assignments of such Leases as the Assignee may designate) and shall do or cause to be done such further acts, as the Assignee may request, in order to permit the Assignee to perfect, protect, preserve and maintain the assignment made to the Assignee by this Assignment.

12. Security Deposits.  The Assignor acknowledges that the Assignee has not received for its own account any security deposited by any tenant pursuant to the terms of the Leases and that the Assignee assumes no responsibility or liability for any security so deposited.

13. Severability.  If any provision of this Assignment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Assignee and the Assignor shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Assignment and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

14. Successors and Assigns.  This Assignment is binding upon the Assignor and its legal representatives, successors and assigns, and the rights, powers and remedies of the Assignee under this Assignment shall inure to the benefit of the Assignee and its successors and assigns.

15. Written Modifications.  This Assignment shall not be amended, modified or supplemented without the written agreement of the Assignor and the Assignee at the time of such amendment, modification or supplement.

16. Duration.  This Assignment shall become null and void at such time as the Borrowers shall have paid the principal sum of the Note, together with all interest thereon, and shall have fully paid and performed all of the other obligations secured hereby and by the other Loan Documents.

17. Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent of procedural and substantive matters relating only to the creation, perfection, validity, foreclosure and enforcement of rights, liens, security interests and remedies against the Premises, which matters shall be governed by the laws of the State of Wisconsin.

18. Notices.  All notices, demands, requests and other correspondence which are required or permitted to be given hereunder shall be deemed sufficiently given when delivered or mailed in the manner and to the addresses of the Assignor and the Assignee, as the case may be, as specified in the Mortgage.

19. WAIVER OF TRIAL BY JURY.  THE ASSIGNOR AND THE ASSIGNEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS ASSIGNMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS ASSIGNMENT OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS ASSIGNMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE ASSIGNOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE ASSIGNEE OR ANY OTHER PERSON INDEMNIFIED UNDER THIS ASSIGNMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Rents and Leases as of the day and year first above written.

LIFEWAY WISCONSIN, INC.,
an Illinois corporation

By:  /s/ Edward Smolyansky
Name: Edward Smolyansky
Title:   President

STATE OF ILLINOIS                        )
)  SS.
COUNTY OF _______                    )

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Edward Smolyansky , the President , of LIFEWAY WISCONSIN, INC., an Illinois corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such     HE  , appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 6th day of September, 2013.

/s/ S. McDonald
Notary Public

My Commission Expires: 11/12/13

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

Parcel 2 and part of vacated Aviation Drive, Certified Survey Map Number 7492, part of the Northeast Quarter of the Northwest Quarter and part of the Northwest Quarter of the Northwest Quarter, Section 34, Township 7 North, Range 19 East, City of Waukesha, Waukesha County, Wisconsin being more particularly described as follows:

Beginning at the Southwest corner of said Parcel 2, Certified Survey Map Number 7492; thence North 06 degrees 29’ 00” East, 141.38 feet; thence South 88 degrees 51’ 00” West, 843.65 feet; thence North 12 degrees 07’ 07” West, 13.75 feet; thence 710.62 feet along the arc of a curve to the left having a radius of 883.53 feet and a long chord subtended bearing North 33 degrees 53’ 49” West, 691.62 feet; thence

North 31 degrees 14’ 43” East, 108.30 feet; thence North 90 degrees 00’ 00” East, 1,251.27 feet; thence South 06 degrees 29’ 00” West, 617.27 feet; thence South 89 degrees 33’ 54” East, 658.88 feet; thence 180.28 feet along the arc of a curve to the left with a radius of 350.00 feet and a long chord subtended bearing South 16 degrees 50’ 52” East, 178.29 feet; thence South 88 degrees 51’ 00” West, 732.31 feet to the point of beginning.

Subject to an easement for public road purposes over the Northerly 33.00 feet thereof.  The above-described property is intended to include each of the following

Parcel I and Parcel II.

PARCEL I:

All that part of the Northwest 1/4 of Section 34, Township 7 North, Range 19 East, in the City of Waukesha, Waukesha County, Wisconsin.

Commencing at the North 1/4 Section corner of said Section 34; thence West along the North line of said Section, 1045.87 feet to the point of beginning of lands herein described; thence South 6 degrees 29 minutes West along an old fence line, 667.45 feet; thence South 88 degrees 29 minutes West along an existing fence line, 894.39 feet to the centerline of Country Trunk Highway “T”; thence North 11 degrees 00 minutes West along said centerline, 5.07 feet to a point of curve; thence along the arc of a curve of 833.53 feet radius, the chord of which bears North 43 degrees 55 minutes 45 seconds West, 912.32 feet to a point on the West line of said Section 34; thence North 0 degrees 15 minutes West along said West section line, 19.10 feet to the North line of said Section; thence East along said North line of said Section, 1603.53 feet to the point of beginning.

EXCEPTING property conveyed to the City of Waukesha for highway purposes by Warranty Deed recorded July 20, 1976, in Reel 189, Image 599, as Document No. 959759.

THE ABOVE PARCEL I, BEING AND INTENDED TO BE THE SAME PROPERTY CONVEYED BY WARRANTY DEED RECORDED NOVEMBER 22, 1954, AS DOCUMENT NUMBER 407173, VOLUME 651, PAGE 144 IN THE REGISTER OF DEEDS OF WAUKESHA COUNTY, WISCONSIN.

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Tax Key No. WAKC 998.996 PARCEL II:

Parcel 2 of Certified Survey Map No. 7492, recorded September 30, 1994, in Volume 64 of Certified Survey Maps, Pages 9, 10 and 11, as Document No. 1997344, being a part of the Northwest 1/4 of Section 34, Township 7 North, Range 19 East, in the City of Waukesha, Waukesha County, Wisconsin.

ALSO:

All that part of Parcel 1 of Certified Survey Map No. 7492, recorded September 30, 1994, in Volume 64 of Certified Survey Maps, Pages 9, 10 and 11, as Document No. 1997344, being a part of the Northwest 1/4 of Section 34, Township 7 North, Range 19 East, in the City of Waukesha, Waukesha County, Wisconsin, bounded and described as follows: Commencing at the Northeast corner of Parcel 2 of said Certified Survey Map No. 7492; thence proceeding South 89 degrees 33 minutes 54 seconds East, 0.53 feet to a point on the Westerly right of way of Aviation Drive; thence Southerly 180.28 feet along said Westerly right of way and the arc of a curve of the left, with a radius of 350.00 feet, chord of said curve bears South 16 degrees 50 minutes 59 seconds East, 178.29 feet; thence South 88 degrees 51 minutes 00 seconds West, 55.37 feet to a point; thence North 01 degrees 03 minutes 10 seconds East, 171.78 feet to the point of beginning.

THE ABOVE PARCEL II, BEING AND INTENDED TO BE THE SAME PROPERTY CONVEYED BY WARRANTY DEED RECORDED APRIL 5, 1999, AS DOCUMENT NUMBER 2444277, REEL NO. 2876, IMAGE 1017 IN THE REGISTER OF DEEDS OF WAUKESHA COUNTY, WISCONSIN.

Tax Key No. WAKC 998.059

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